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                                                                    EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 14, 1997 accompanying the financial statements and schedule of Sterile Recoveries, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.




Tampa, Florida                               /S/ GRANT THORNTON LLP
July 15, 1997.                              ----------------------------
                                                 GRANT THORNTON LLP





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